P O W E R O F A T T O R N E Y
                                   SECTION 16


         The undersigned, Joseph H. Bryant, hereby:

          l. Employs, appoints, authorizes, empowers, and constitutes the Corporate Secretary of Unocal Corporation, a Delaware corporation ("Unocal"), or any duly appointed Assistant Secretary of Unocal, and each of them as his true and lawful attorneys-in-fact to:

         (a) fill out and file and execute on his behalf certain reporting forms known as Form 3, Form 4, and Form 5, and any amendments and corrections thereto, or any other forms prescribed by the Securities and Exchange Commission (or other authorities) under Section 16(a) of the Securities Exchange Act of 1934 (the "Act"), as amended, as such forms pertain to his holdings of securities in Unocal; and

         (b) do and perform all things incident, necessary and proper to appropriately complete, execute and file said forms, and in conjunction therewith to do all things which in the opinion of the attorney(s)-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned.

          2. Grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

          3. Represents and warrants to Unocal and to its directors, officers and the attorneys-in-fact appointed hereby, that the undersigned will provide full, accurate, and timely information to them, in the detail and at the frequency which they may demand, as to his direct and indirect interests in Unocal securities, as well as any changes therein, in order to enable them to assist the undersigned in fulfilling the reporting requirements of Section 16(a) of the Act.

          4. Acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Unocal assuming, any of the undersigned's responsibilities to comply with
     Section 16 of the Securities and Exchange Act of 1934.

          5. This Power of Attorney shall remain in effect until revoked in a signed writing by the undersigned delivered to the Corporate Secretary.

                                                     /S/ Joseph H. Bryant
                                                  ----------------------------
                                                          Signature

     DATED: August 13, 2004